Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

The Herzfeld Caribbean Basin Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculations or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(o)			$109,000,000	$147.60	$16,088.40
Fees to be Paid	Other	Rights to Purchase Shares of Common Stock(2)	—			—
Fees Previously Paid
Newly Registered Securities
Carry Forward Securities
Total Offering Amounts						$109,000,000		$16,088.40
Total Fees Previously Paid								—
Total Fee Offsets(3)(4)(5)								$16,088.40
Net Fee Due								—

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee.

(2) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

(3) Pursuant to Rule 457(p) under the Securities Act, the entire filing fee of $16,088.40 required in connection with this Registration Statement on Form N-2 is being offset against the filing fees associated with the unsold securities registered under (i) the prior shelf registration statement on Form N-2 (the “Prior Shelf Registration Statement”), and (ii) the prior rights offering registration statement on Form N-2 (the “Prior Rights Offering Registration Statement”).

(4) The Registrant initially filed the Prior Shelf Registration Statement (File No. 333-255265) on April 15, 2021. The unsold aggregate offering amount from the Prior Shelf Registration Statement was $88,000,000. In accordance with the notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold common stock and subscription rights for common stock previously registered under the Prior Shelf Registration Statement has terminated.

(5) The Registrant initially filed the Prior Rights Offering Registration Statement (File No. 333-274174) on August 23, 2023. The unsold aggregate offering amount from the Prior Rights Offering Registration Statement was $47,815,753. In accordance with the notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold common stock previously registered under the Prior Rights Offering Registration Statement has terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	The Herzfeld Caribbean Basin Fund, Inc.	Form N-2	333-255265	April 15, 2021		$10,819.10	Equity	Common Stock	$88,000,000	$88,000,000
Fee Offset Sources	The Herzfeld Caribbean Basin Fund, Inc.	Form N-2	333-255265		April 15, 2021						—
	The Herzfeld Caribbean Basin Fund, Inc.	Form N-2	333-224685		May 4, 2018						—
	The Herzfeld Caribbean Basin Fund, Inc.	Form N-2	333-202213		May 21, 2015						$11,620
Fee Offset Claims	The Herzfeld Caribbean Basin Fund, Inc.	Form N-2	333-274174	August 23, 2023		$5,269.30	Equity	Common Stock	$47,815,753	$47,815,753
Fee Offset Sources	The Herzfeld Caribbean Basin Fund, Inc.	Form N-2	333-274174		August 23, 2023						$9,077.81